Exhibit 99.6


Dear Interested Investor:

Thank you for your interest in subscribing for shares of Alamogordo Financial Corporation. Upon completion of the Subscription Offering and the Direct Community Offering we did not receive sufficient subscriptions to close the offering at the minimum of the offering range. After a review of market conditions and the results of our initial offering, we determined to proceed with the stock offering at valuation levels that will be slightly more favorable to initial investors, as discussed below. As we described in our prospectus the reasons for the stock offering are:

     o enhance our ability to expand through the acquisition of other financial institutions or their assets:

     o    expand our ability to serve our community;

     o    enhance our earnings  capabilities by providing a larger capital base;
          and

     o enhance our ability to attract and retain qualified management through stock-based compensation plans.

In accordance with Alamogordo Financial Corporation's plan of reorganization, our independent appraiser updated its appraisal of the pro forma market value of Alamogordo Federal Savings and Loan Association. This updated appraisal reflects a decrease in the offering range. This is being accomplished by reducing the number of shares being sold, as well as a provision to lower the minority ownership from 49% to 25% of the total shares outstanding. Please refer to the enclosed prospectus supplement form more information regarding the new appraisal. The purchase price remains at $10.00 per share. The reduction in the offering range reflects the current condition of the stock market for mutual holding companies, not any material change in Alamogordo Federal's earnings or operations. Information regarding the updated appraisal and its effect on the anticipated pro forma book value and capitalization of Alamogordo Financial and Alamogordo Federal is set forth in the enclosed Prospectus Supplement.

In view of this change, we are giving persons who did not subscribe during the original Subscription Offering and Direct Community Offering the opportunity to place an order. However, orders received during the original Subscription Offering and Direct Community Offering will be given priority over orders from new subscribers during the resoliciation period.

ALL ORDERS RECEIVED FROM NEW SUBSCRIBERS DURING THE RESOLICITATION PERIOD WILL BE CONSIDERED DIRECT COMMUNITY ORDERS. THIS MEANS THAT QUALIFYING DEPOSITORS AS OF THE ELIGIBILITY RECORD DATE, SUPPLEMENTAL ELIGIBILITY RECORD DATE OR VOTING RECORD DATE WHO DID NOT SUBMIT ORDERS IN THE ORIGINAL SUBSCRIPTION OFFERING AND WHO SUBMIT ORDERS DURING THE RESOLICITATION PERIOD WILL NOT RECEIVE PRIORITY FOR THEIR ORDERS BASED ON THEIR STATUS AS A DEPOSITOR, AS ALL SUBSCRIPTIONS RIGHTS TERMINATED ON MARCH 15, 2000. As indicated above, both a Prospectus and
Prospectus Supplement, including revised pro forma data, are enclosed. You should read this material carefully before placing an order.

We look forward to the completion of our stock offering and having you as a stockholder of Alamogordo Financial Corporation. If you have any questions concerning the procedure to be followed in completing your order form, please call us at (505) 443-2521. The Board of Directors and Management of Alamogordo Federal Savings and Loan Association and Alamogordo Financial Corporation appreciate your subscription and thank you for your continued support.

Sincerely,


R. Miles Ledgerwood
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

Dear Subscriber:

Thank you for subscribing for shares of Alamogordo Financial Corporation. Upon completion of the Subscription Offering and the Direct Community Offering we did not receive sufficient subscriptions to close the offering at the minimum of the offering range. After a review of market conditions and the results of our initial offering, we determined to proceed with the stock offering at valuation levels that will be slightly more favorable to initial investors, as discussed below. As we described in our prospectus the reasons for the stock offering are:

     o enhance our ability to expand through the acquisition of other financial institutions or their assets:

     o    expand our ability to serve our community;

     o    enhance our earnings  capabilities by providing a larger capital base;
          and

     o enhance our ability to attract and retain qualified management through stock-based compensation plans.

In accordance with Alamogordo Financial Corporation's plan of reorganization, our independent appraiser updated its appraisal of the pro forma market value of Alamogordo Federal Savings and Loan Association. This updated appraisal reflects a decrease in the offering range. This is being accomplished by reducing the number of shares being sold, as well as a provision to lower the minority ownership from 49% to 25% of the total shares outstanding. Please refer to the enclosed prospectus supplement form more information regarding the new appraisal. The purchase price remains at $10.00 per share. The reduction in the offering range reflects the current condition of the stock market for mutual holding companies, not any material change in Alamogordo Federal's earnings or operations. Information regarding the updated appraisal and its effect on the anticipated pro forma book value and capitalization of Alamogordo Financial and Alamogordo Federal is set forth in the enclosed Prospectus Supplement.

In view of this change, we are giving persons who subscribed for common stock the opportunity to maintain their orders as originally submitted, or to increase, decrease or cancel their orders. IF YOU WISH EITHER TO MAINTAIN OR CHANGE YOUR ORDER, YOU MUST SIGN AND RETURN THE ENCLOSED SUPPLEMENTAL ORDER FORM SO THAT WE RECEIVE IT NO LATER THAN 12:00 NOON, CENTRAL TIME, ON APRIL XX, 2000. FAILURE TO RETURN THE SUPPLEMENTAL ORDER FORM WILL RESULT IN THE AUTOMATIC CANCELLATION OF YOUR ORIGINAL ORDER AND EITHER (1) THE RETURN OF YOUR FUNDS WITH INTEREST OR (2) TERMINATION OF YOUR WITHDRAWAL AUTHORIZATION. Please review the enclosed Prospectus Supplement before determining whether to maintain or change your existing order.

We look forward to the completion of our stock offering and having you as a stockholder of Alamogordo Financial Corporation. If you have any questions concerning the procedure to be followed in completing your supplemental order form, please call us at (505) 443-2521. The Board of Directors and Management of Alamogordo Federal and Alamogordo Financial appreciate your subscription and thank you for your continued support.

Sincerely,


R. Miles Ledgerwood
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

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Subscription and Community Offering


                              ALAMOGORDO FINANCIAL
                                  CORPORATION

      (Holding Company for Alamogordo Federal Savings & Loan Association)

                                  Common Stock

                             Price $10.00 Per Share


                    An Opportunity Continues to be Available
                      Thru April __, 2000, to Subscribe to
                Shares of Stock in this Initial Public Offering


                       For Information Please Contact Our

                            Stock Information Center
                          500 Tenth Street, Alamogordo
                                 (505) 443-2521

                        Monday       12:00 p.m. to 4:30 p.m.
                      Tues-Thurs     8:30 a.m. to 4:30 p.m.
                        Friday       8:30 a.m. to 12:00 p.m.



                                   [KBW LOGO]
                  Specialists in Banking & Financial Services


The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund, or any other government agency. This is not an offer to sell or a solicitation to buy shares. The offer is made only by the Prospectus and Prospectus Supplement.

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